CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated February 12, 1998, accompanying the consolidated financial statements and schedule of WinStar Communications, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 1997, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP


New York, New York
September 10, 1998



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